EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-8 of our reports dated April 2, 2001 (May 16, 2001 as to Note 18), appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 24, 2001.


 /s/ Deloitte & Touche LLP
---------------------------
DELOITTE & TOUCHE LLP

Costa Mesa, California
October 10, 2001




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